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                                                                    EXHIBIT 4.1

                             HERCULES INCORPORATED

                             Officers' Certificate
                Pursuant to Sections 2.01 and 2.03 of Indenture

         Hercules Incorporated, a Delaware corporation (the "Company"), and Hercules Trust II, a Delaware statutory business trust (the "Trust"), have offered to the public in an underwritten offering 350,000 CRESTS Units at a purchase price of $1,000 per CRESTS Unit. Each CRESTS Unit consists of one preferred security of the Trust and one warrant to purchase 23.4192 shares of common stock of the Company. The preferred securities of the Trust represent undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). The $350,000,000 aggregate purchase price for the CRESTS Units will be allocated 74.146% ($259,511,000) to the purchase of the Preferred Securities. The Preferred Securities will have an aggregate Scheduled Liquidation Amount (as defined in the Trust Agreement) of $350,000,000.

         The Trust proposes to invest the $259,511,000 it receives (its portion of the proceeds from the CRESTS Units offering), together with the $8,026,304.50 it receives from the Company for the issuance and sale by the Trust to the Company of 10,825 of its Common Securities having an aggregate Scheduled Liquidation Amount of $10,825,000 (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), in the Subordinated Debentures referred to below having an aggregate principal amount at maturity (the "Scheduled Principal Amount") of $360,825,000, issued under the Junior Subordinated Debentures Indenture, dated as of March 17, 1999, as supplemented by the First Supplemental Indenture, dated as of July 27, 1999 (as so supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

         The Trust Securities will be issued pursuant to the terms of an Amended and Restated Trust Agreement of the Trust, dated as of July 27, 1999 (the "Trust Agreement"), among the Administrative Trustees (as defined therein), the Property Trustee (as defined therein), the Delaware Trustee (as defined therein) and the Company. Pursuant to the terms of the Underwriting Agreement, dated July 21, 1999 (the "Underwriting Agreement"), by and among the Company, the Trust and Banc of America Securities LLC, Salomon Smith Barney Inc., Chase Securities Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (the "Underwriters"), the Underwriters have an option to purchase up to 50,000 additional CRESTS Units for an aggregate purchase price of $50,000,000, of which an aggregate of $37,073,000 will be allocated to the purchase of additional Preferred Securities. If such over-allotment option is exercised in full, the aggregate purchase price of the Preferred Securities will be $296,584,000 (with a Scheduled Liquidation Amount of $400,000,000), the aggregate purchase price of the Common Securities will be $9,173,343.12 (with a Scheduled Liquidation Amount of $12,372,000) and the aggregate Scheduled Principal Amount of the Subordinated Debentures will be $412,372,000.

         Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indenture.


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         Pursuant to Section 2.01 and Section 2.03 of the Indenture, the
undersigned President, Chief Executive Officer and Chief Operating Officer and the undersigned Assistant Treasurer of the Company hereby certify on behalf of the Company as follows:

         1. Authorization. The Board of Directors of the Company has approved and authorized the establishment of a series of junior subordinated debentures of the Company in accordance with the provisions of the Indenture pursuant to resolutions adopted by the Board of Directors of the Company on February 3, 1993 (Standing Resolution for Empowered Persons), August 27, 1998 (and the related Finance Committee Resolutions of the same date) and June 24, 1999 (and the related Finance Committee Resolutions of the same date). A copy of such resolutions has been delivered to the Trustee with the Secretary's Certificate of the Company.

         2. Compliance with Covenants and Conditions Precedent. The Company has complied with all covenants and conditions precedent provided for in the Indenture relating to the establishment of a series of junior subordinated debentures thereunder.

         3. Terms. The terms of the series of junior subordinated debentures established pursuant to this Officers' Certificate shall be as follows:

                  (a) Title. The title of the series of Debentures is the Series A Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debentures").

                  (b) Aggregate Scheduled Principal Amount. The aggregate Scheduled Principal Amount of the Subordinated Debentures which may be authenticated and delivered under the Indenture (except for Subordinated Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Subordinated Debentures of the same series pursuant to Section 2.07, 2.08 or 2.10 of the Indenture, or pursuant to the terms of such Subordinated Debentures) is $412,372,000. Such Scheduled Principal Amount includes the $51,547,000 issuable upon exercise of the over-allotment option described in the introductory paragraph to this Officers' Certificate. Each Subordinated Debenture shall have an initial Accreted Principal Amount (as hereinafter defined) of $741.46 per $1,000 of Scheduled Principal Amount and such Accreted Principal Amount shall increase to the Scheduled Principal Amount on June 30, 2029 as provided herein.

                  (c) Stated Maturity. The Scheduled Principal Amount of $360,825,000 ($412,372,000 if the over-allotment option is exercised in full) of the Subordinated Debentures will be payable on June 30, 2029 (the "Maturity Date"), subject to adjustment as set forth in paragraph (j) below. The Maturity Date may be extended if the Reset Date in connection with a successful Remarketing (as hereinafter defined) is after July 1, 2028.



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                  (d)      Interest and Payment of Interest.

                           (i) Interest will be payable to the Person in whose
                  name a Subordinated Debenture is registered in the Register at the close of business (whether or not a Business Day) on the Regular Record Date with respect to the relevant Interest Payment Date, except for interest payable on a Subordinated Debenture surrendered for redemption as set forth in paragraph (j) below.

                           (ii) The Subordinated Debentures will bear interest
                  at the rate of 6 1/2% per annum on the Scheduled Principal Amount, except that on and after a Reset Date (as hereinafter defined), if any, the Subordinated Debentures will bear interest at a rate equal to the annual distribution rate on the Accreted Principal Amount established in the Remarketing of the Preferred Securities (or, if the Subordinated Debentures are distributed to the holders of the Trust Securities in a Security Exchange as provided for in the Indenture, the interest rate established in the Remarketing of the Subordinated Debentures) (the "Interest Rate"). Interest on the Subordinated Debentures will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on September 30, 1999, and on the Redemption Date (as hereinafter defined). In respect of any Subordinated Debentures of which the Property Trustee is the holder or any Subordinated Debentures which are in book-entry only form, the Regular Record Date shall be one (1) Business Day before the relevant Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if the Subordinated Debentures are no longer held by the Property Trustee or in book-entry only form, the Regular Record Date shall be the close of business on the 15th day of the calendar month in which such Interest Payment Date occurs, whether or not a Business Day. The Subordinated Debentures will bear interest from July 27, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest payments shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including July 27, 1999, if no interest has been paid or duly provided for with respect to such Subordinated Debenture), to but excluding the next succeeding Interest Payment Date or the Redemption Date, as the case may be.

                           (iii) The amount of interest payable for any period
                  will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately


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                  preceding Business Day, in each case with the same force and effect as if made on such date.

                  (e) Additional Sums. If at any time while the Property Trustee is the holder of any Subordinated Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes on payments made to holders of the Preferred Securities) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay additional amounts ("Additional Sums") on the Subordinated Debentures as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

                  (f)      Extension of Interest Payment Period.

                           (i) Right to Extend. The Company shall have the
                  right, at any time, and from time to time, during the term of the Subordinated Debentures to extend the interest payment period of such Subordinated Debentures for up to 20 consecutive quarterly periods (an "Extended Interest Payment Period"), provided no Event of Default has occurred and is continuing with respect to the Subordinated Debentures and provided, further, that such Extended Interest Payment Period must end on an Interest Payment Date and may not extend beyond the Maturity Date or any Redemption Date. At the end of an Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the Interest Payment Period pursuant to this paragraph, will bear interest thereon at the Interest Rate for each quarterly period of the Extended Interest Payment Period. At the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid on the Subordinated Debentures including any Additional Sums which shall be payable to the holders of the Subordinated Debentures in whose names the Subordinated Debentures are registered in the Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may shorten or further extend such Extended Interest Payment Period, provided, however, that such Extended Interest Payment Period, together with all such previous further extensions thereof, shall not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date or any Redemption Date. At the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Sums then due, the Company may elect a new Extended Interest Payment Period, subject to the foregoing

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                  requirements.  No interest shall be due and payable during an
                  Extended Interest Payment Period, except at the end thereof.

                           (ii)     Notice of Extension.

                                    (1) If the Property Trustee is the only
                           holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to both the Administrative Trustees and the Property Trustee of its selection of such Extended Interest Payment Period in accordance with the notice provisions of Section 4.01 of the Indenture.

                                    (2) If the Property Trustee is not the only
                           holder of the Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Subordinated Debentures written notice of its selection of such Extended Interest Payment Period in accordance with the notice provisions of Section
                           4.01 of the Indenture.

                                    (3) The quarterly period in which any
                           notice is given pursuant to paragraphs (1) or (2) of this subparagraph (ii) shall be counted as one of the 20 quarterly periods permitted in the maximum Extended Interest Payment Period permitted under this paragraph (f).

                  (g) Issue Date. The issue date for the Subordinated Debentures is July 27, 1999.

                  (h) Denominations. The Subordinated Debentures are issuable in denominations of $1,000 and integral multiples thereof.

                  (i) Place of Payment; Registration of Transfer and Exchange; Notices to Company. Payment of the principal of and interest (including Additional Sums, if any) on the Subordinated Debentures will be made at the Capital Markets Fiduciary Services office of the Trustee maintained for that purpose in Philadelphia, Pennsylvania, or at any other office or agency designated by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payment of interest on an Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register; provided, however, that a holder of the Subordinated Debentures shall be entitled to receive payments of interest on the Subordinated Debentures by wire transfer of immediately available funds if such holder owns at least $10,000,000 aggregate Scheduled Principal Amount of the Subordinated Debentures and if appropriate wire transfer instructions have been received in writing by the Trustee not less than l5 days prior to the applicable Interest Payment Date; and provided, further, that

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         so long as the holder of any Subordinated Debentures is the Property
         Trustee, the payment of the principal of and interest (including Additional Sums, if any) on such Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee. The Subordinated Debentures may be presented for exchange and registration of transfer at the Corporate Trust Office of the Company in the Borough of Manhattan, The City of New York, or at the office of any transfer agent hereafter designated by the Company for such purpose. Notices and demands to or upon the Company in respect of the Subordinated Debentures and the Indenture may be served at Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware, 19894-0001, Attention: Vice President and Treasurer.

                  (j) Redemption. The Subordinated Debentures are not entitled to any sinking fund payments. No partial redemption of the Subordinated Debentures shall occur.

                           (i) Redemption Upon a Reset Event. The Subordinated
                  Debentures will be redeemed by the Company on the Redemption Date. A Redemption Date will be established if a Reset Event (as hereinafter defined) occurs and a Remarketing of the Preferred Securities (or, if a Security Exchange has occurred, a Remarketing of the Subordinated Debentures) occurs.

                           (ii) Notice. Notice of any redemption will be mailed
                  at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Subordinated Debentures.

                           (iii) Redemption Price. On the Redemption Date, the
                  Redemption Price of each Subordinated Debenture will be equal to the Accreted Principal Amount of the Subordinated Debentures on the Reset Date, plus accrued and unpaid interest on the Accreted Principal Amount from and after the Reset Date at the rate determined by the Remarketing until the Accreted Principal Amount is duly paid or made available for payment on the Redemption Date. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Subordinated Debentures.

                  (k) Reset and Remarketing of the Preferred Securities (or the Subordinated Debentures).

                           (i) Definitions. As used in this Officers'
                  Certificate, the following terms have the following meanings.

                                    (A) "Accreted Principal Amount" means, at
                           any date, the sum of $741.46 per $1,000 of the Scheduled Principal Amount plus the accrued discount (i.e., the difference between the Scheduled Principal Amount and $741.46 per $1,000), calculated from July 27, 1999 to the

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                           date of calculation on a quarterly bond equivalent
                           yield basis using a 360- day year of twelve 30-day months until such sum equals $1,000 on June 30, 2029. However, if a Remarketing occurs, then at all times on and after the Reset Date, the term "Accreted Principal Amount" shall mean the Accreted Principal Amount, calculated pursuant to the preceding sentence, as of the Reset Date.

                                    (B) "Acquisition Reset Event" shall occur
                           if: (i) all of the shares of the Company's common stock are acquired by a third party and all or a portion of the consideration for such acquisition is cash and (ii) the total consideration per share of the Company's common stock exceeds the Exercise Price Per Share (after giving effect to the reduction of the Warrant Exercise Price (as defined in the Warrant Agreement) as contemplated in Section
                           6.3 of the Warrant Agreement upon the occurrence of a Reset Event).

                                    (C) "Expiration Date" has the meaning set
                           forth in the Warrant Agreement.

                                    (D) "Exercise Price Per Share" means the
                           purchase price per share of the Company's common stock to be paid upon the exercise of a Warrant as determined in accordance with the terms of the Warrant Agreement.

                                    (E) "Failed Remarketing" means the
                           inability to remarket all of the Preferred
                           Securities to be remarketed at the minimum price referred to under "Remarketing" below prior to the close of business on the fifth Business Day following the Reset Date or the failure (without waiver or modification) to satisfy any of the conditions precedent to the Remarketing.

                                    (F) "Redemption Date" means, in the event
                           of a Remarketing, the redemption date of the Preferred Securities, and the corresponding maturity of the Debentures, which shall be adjusted to the first anniversary of the Reset Date; provided that if such date is not a Business Day, the Redemption Date shall be the next succeeding Business Day.

                                    (G) "Remarketing Agent" means a nationally
                           recognized investment banking firm to be selected by the Company to Remarket the Preferred Securities (or, if a Security Exchange has occurred, the Subordinated Debentures).


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                                    (H) "Remarketing Agreement" means an
                           agreement to be entered into upon a Reset Event among the Company, the Trust (if no Security Exchange has occurred) and the Remarketing Agent.

                                    (I) "Remarketing" means the remarketing of
                           the Preferred Securities (or, if a Security Exchange has occurred, the Subordinated Debentures) by the Remarketing Agent as contemplated by this paragraph
                           (I).

                                    (J) "Remarketing Rate" means the annual
                           distribution rate (or, if the Security Exchange has occurred, the rate of interest per annum) that enables the Preferred Securities (or the Subordinated Debentures) to be remarketed at a price that would result in payment of 100.25% of the Accreted Liquidation Amount per Preferred Security (or Accreted Principal Amount per Debenture), plus accrued distributions (or interest) thereon, if any, as of the Reset Date to the holders of Preferred Securities (or Debentures) that elected to participate in such Remarketing, after provision for payment of the fees of the Remarketing Agent.

                                    (K) "Reset Date" means (i) in the case of a
                           Trading Reset Event described in clause (A) of the definition of such term or an Acquisition Reset Event, a date selected by the Company or (ii) in the case of a Trading Reset Event described in clause
                           (B) of the definition of such term, the date 15 Business Days prior to the Expiration Date of the Warrants. The Company shall give the holders of the Subordinated Debentures, CRESTS Units, Preferred Securities and the Warrants notice of the Reset Date referred to in clause (i) above not less than 30 nor more than 60 days prior to such Reset Date. Such notice shall be given to such holders no later than 10 days following a Reset Event.

                                    (L) "Reset Event" means an Acquisition
                           Reset Event or a Trading Reset Event.

                                    (M) "Trading Day" has the meaning set forth
                           in the Warrant Agreement.

                                    (N) "Trading Reset Event" shall occur if
                           (A)(i) on any date after July 27, 2004, the closing price of the Company's common stock (taking into account any other capital stock issued in exchange for the Company's common stock, calculated on an as adjusted basis for each share of the Company's common stock) has exceeded $51.24 for at least 20 Trading Days within the immediately preceding 30 Trading Days and (ii) the Company elects, at its option, to cause the Remarketing of the Preferred Securities (or, if a Security Exchange has occurred, the Subordinated


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                           Debentures) to occur and to accelerate the
                           expiration date of the Warrants, and gives written notice of any such election to the Holders of the Subordinated Debentures and the Trustee and to the holders of the CRESTS Units, the Preferred Securities and the Warrants or (B) on January 31, 2029, the closing price of the Company's common stock (taking into account any other capital stock issued in exchange for the Company's common stock, calculated on an as adjusted basis for each share of the Company's common stock) has exceeded $40.56 for at least 20 Trading Days within the immediately preceding 30 Trading Days.

                                    (O) "Warrant Agreement" means the warrant
                           agreement, dated as of July 27, 1999, between the Company and The Chase Manhattan Bank, as Warrant Agent.

                                    (P) "Warrants" means the warrants of the
                           Company issued pursuant to the Warrant Agreement.

                           (ii) Remarketing Procedure. (A) In the event a Security Exchange occurs, and the Subordinated Debentures are distributed to the holders of the Trust Securities, the provisions set forth in this paragraph (k)(ii) shall apply to the Remarketing of the Subordinated Debentures. In such event, references to the Preferred Securities shall be deemed to refer to the Subordinated Debentures, references to the Accreted Liquidation Amount shall be deemed to refer to the Accreted Principal Amount, references to the distribution rate shall be deemed to refer to the interest rate on the Subordinated Debentures and references to the Trust Agreement shall be deemed to refer to the Indenture.

                                    (B) Upon the occurrence of a Reset Event,
                           the Company shall send a notice to the holders of the Subordinated Debentures, the Trustees and to the holders of the CRESTS Units, the Preferred Securities and the Warrants identifying the type of Reset Event, the Reset Date, the identity and address of the Remarketing Agent and the procedures to be followed for a holder of the Preferred Securities to participate in the Remarketing.

                                    (C) In order for any Preferred Securities
                           to be Remarketed and resold, prior to the close of business on the fifth Business Day preceding the Reset Date, the holder thereof or of a CRESTS Unit must (1) notify the Remarketing Agent of such holder's election to sell the desired number of Preferred Securities or the Preferred Security components of CRESTS Units, if any, and (2) tender such Preferred Securities to the Remarketing Agent. Proceeds from such sale shall be disbursed by the Remarketing Agent to holders of the related Preferred Securities, unless such holder holds a Preferred Security as part of a CRESTS Unit and is simultaneously


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                           exercising the Warrant component of such CRESTS
                           Unit, in which case a portion of such proceeds will automatically be applied toward payment of the Exercise Price of the associated Warrant, less, in each case, the Remarketing Agent's fee. If the Preferred Securities or CRESTS Units are held in book-entry-only form at such time, the notice and tender requirements must be made in accordance with the procedures of the Depositary and/or its participants.

                                    (D) The Accreted Liquidation Amount of the
                           Preferred Securities, and the corresponding Accreted Principal Amount of the Subordinated Debentures, will cease to accrete after the Reset Date in the event of a Remarketing, and the Scheduled Liquidation Amount (or the Scheduled Principal Amount, in the case of the Subordinated Debentures) will be reset to the Accreted Liquidation Amount (or Accreted Principal Amount) as of the Reset Date. The distribution rate on the Accreted Liquidation Amount of the Preferred Securities, and the corresponding interest rate on the Accreted Principal Amount of the Subordinated Debentures, will be reset in the event of a Remarketing to the Remarketing Rate. The redemption date of the Preferred Securities, and the corresponding maturity of the Subordinated Debentures, will be reset in the event of a Remarketing to the Redemption Date. Holders of CRESTS Units or Preferred Securities who do not follow the procedures set forth in items (1) and (2) of clause (C) above will be deemed to have elected to retain their Preferred Securities upon the new terms described in the three preceding sentences of this clause (D), effective as of the Reset Date.

                                    (E) There will not be a Remarketing, or
                           there will not be any proceeds from resales of the Preferred Securities in a Remarketing, as the case may be, and the new terms of the Preferred Securities and the Subordinated Debentures referred to in clause (C) shall be rescinded in the case of a Failed Remarketing, and the original terms of the Preferred Securities, the Subordinated Debentures and the Warrants shall be deemed to have been in effect at all times since their original issuance if:

                                            (1) in the case of a Trading Reset
                                    Event, an event of default under the Trust
                                    Agreement or a deferral of distributions to holders of the Preferred Securities has occurred and is continuing;

                                            (2) in the case of a Trading Reset
                                    Event, the closing price of the Company's common stock on the New York Stock Exchange (or, if not then listed on such exchange, any other national securities exchange on which the Company's common stock is then listed) as of the fifth Business Day preceding the


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                                    Reset Date or as of the Reset Date is less
                                    than the Exercise Price Per Share of the Warrants;

                                            (3) in the case of a Trading Reset
                                    Event, (A) a shelf registration statement covering the issuance and sale of the Company's common stock to the holders of Warrants upon exercise of such Warrants is not effective under the Securities Act of 1933 as of the Reset Date or (B) the Company shall have notified the Warrant Agent, which notice shall not have been withdrawn by it, that it is unable as of the Reset Date to deliver a then current prospectus to exercising Holders; or

                                            (4) a Failed Remarketing occurs.

                                    (F) The Company will promptly give notice
                           of the consummation of a Remarketing to the holders of the CRESTS Units, to the holders of the Preferred Securities and to the Trustee. Such notice shall include the new distribution rate and the Redemption Date. The Company will give notice of a Failed Remarketing to the holders of the CRESTS Units and to the holders of the Preferred Securities, the holders of the Subordinated Debentures and the Trustee prior to the close of business on the sixth Business Day following the Reset Date. Following a Failed Remarketing (or the absence of a Remarketing due to a failure to satisfy any conditions stated above) (x) in the case of a Trading Reset Event, the Preferred Securities may be remarketed again in the manner described under this paragraph (k) if another Reset Event subsequently occurs and (y) in the case of an Acquisition Reset Event, the Company will cause the Preferred Securities to be remarketed on every fifteenth day thereafter until there has been a successful Remarketing, in which case the date of the successful Remarketing will be considered a "Reset Date".

                                    (G) The Company shall appoint a Remarketing
                           Agent and use its best efforts (together with the Remarketing Agent) to facilitate a Remarketing as provided herein.

                  (l) Form. Attached hereto as Exhibit A is a specimen form of the Subordinated Debentures, including the Certificate of Authentication. The terms of the Subordinated Debentures are specified therein as well as in this Officers' Certificate.

                  (m) Registered Debentures in Book-Entry Form. The Subordinated Debentures will be issuable and transferable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Subordinated Debentures may be issued in book-entry form ("Book-Entry Debentures") and represented by one or more global Debentures (the "Global Debentures") in fully registered form, without coupons. The initial Depository with respect to the Global Debentures will be The Depository Trust Company, as Depository for the accounts of its participants. So long as the Depository for a Global Debenture, or its nominee, is the registered owner of the Global Debenture, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Debentures in book-entry form represented by such Global Debenture for all purposes under the Indenture. Book-Entry Debentures will not be exchangeable for Subordinated Debentures in definitive form ("Definitive Debentures") except as provided in Section 2.11 of the Indenture.

                  (n) Limitation of Transactions. If Subordinated Debentures are issued to the Trust or a trustee of the Trust and (i) there shall have occurred any event that would constitute an Event of Default or
         (ii) the Company shall be in default with respect of its payment or other obligations under the Preferred Securities Guarantee Agreement, dated as of July 27, 1999, between the Company and The Chase Manhattan Bank, as Preferred Securities Guarantee Trustee, or (iii) the Company shall have given notice of its election to defer payments of interest on the Subordinated Debentures by extending the interest payment period as provided in paragraph (f), then the Company will not (A) declare or pay any dividend on, or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (B) make any payment of principal of or premium, if any, or interest on, or repay, repurchase or redeem any debt securities of the Company which rank pari passu with or junior to the Subordinated Debentures or (C) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Subordinated Debentures; provided, that, none of the foregoing limitations apply to restrict the Company's ability to take the certain permitted actions specified in Section 4.02 of the Indenture.

                  (o) Agreement to Subordinate. The Company covenants and agrees, and each Holder of Subordinated Debentures issued under the Indenture by such Holder's acceptance thereof likewise covenants and agrees, that all Subordinated Debentures shall be issued subject to the provisions of Article 10 of the Indenture; and each Holder of a Subordinated Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                  (p) Register; Paying Agent. The Register for the Subordinated Debentures will be initially maintained at the Capital Markets Fiduciary Services office of the Trustee. The Company hereby appoints the Trustee as the initial Paying Agent.

                  (q) Covenants as to the Trust. For so long as the Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) use its best efforts to cause the Trust (A) to remain a statutory business trust, except in connection with a distribution of Subordinated Debentures as provided in the Trust

         Agreement, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, (B) to continue to be treated as a grantor trust for United States federal income tax purposes (C) to use its best efforts to cause each Holder of the Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures and
         (D) not to cause, as sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, liquidation or winding-up of the Trust, except as provided in the Trust Agreement.

                  (r) Acceleration of the Maturity Date upon an Event of Default. If an Event of Default has occurred and is continuing in respect of the Subordinated Debentures, the Accreted Principal Amount of the Subordinated Debentures at such time may be accelerated by the Holders of at least 25% in aggregate Accreted Principal Amount of the Subordinated Debentures or the Trustee or, if such Event of Default relates to certain events in bankruptcy, insolvency or reorganization of the Company set forth in Section 6.01 of the Indenture, shall be automatically be accelerated without further action.

                  (s) Payment of Expenses. In connection with the offering, sale and issuance of the Subordinated Debentures to the Property Trustee in connection with the sale of the Trust Securities by the Trust, and the operation of the Trust, the Company shall:

                           (i) pay all costs and expenses relating to the
                  offering, sale and issuance of the Subordinated Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of
                  Section 7.06 of the Indenture;

                           (ii) pay all costs and expenses of the Trust
                  (including, but not limited to, costs and expenses relating to the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the trustees of the Trust, the costs and expenses relating to the operation of the Trust; and

                           (iii) pay any and all taxes (other than United
                  States withholding taxes on payments made to holders of the Preferred Securities) and all liabilities, costs and expenses with respect to such taxes of the Trust.

                  (t) Dissolution Event. "Dissolution Event" means that as a result of an election by the Company, the Trust is to be dissolved in accordance with the Trust Agreement and the Subordinated Debentures held by the Property Trustee are to be distributed to the Holders of the Trust Securities pro rata in accordance with the Trust Agreement. In connection with a Dissolution Event:

                           (i) Definitive Debentures may be presented to the
                  Trustee by the Property Trustee in exchange for a Global Debenture in an aggregate Scheduled Principal Amount equal to all Definitive Debentures outstanding to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate Scheduled Principal Amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Officers' Certificate. Payments on the Subordinated Debentures issued as a Global Debenture will be made to the Depositary; and

                           (ii) if any Preferred Securities are held in non
                  book-entry certificated form, Definitive Debentures may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Subordinated Debentures presented to the Trustee by the Property Trustee having an aggregate Scheduled Principal Amount equal to the aggregate Scheduled Liquidation Amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificate is presented to the Registrar for transfer or reissuance at which time such Preferred Security Certificate will be canceled and a Subordinated Debenture registered in the name of the Holder of the Preferred Security Certificate or the transferee of the Holder of such Preferred Security Certificate as the case may be, with an aggregate Scheduled Principal Amount equal to the aggregate Scheduled Liquidation Amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Officers' Certificate. On issue of such Subordinated Debentures, Subordinated Debentures with an equivalent aggregate Scheduled Principal Amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         4. No Default. No Default or Event of Default has occurred and is continuing.

         Pursuant to Section 13.05 of the Indenture, we hereby state: that we have read the covenants and conditions (and the definitions relating thereto) in the Indenture with respect to the proposed action of the Trustee in authenticating and delivering the Subordinated Debentures; that we have examined such documents relating to the issuance of the Subordinated Debentures and have made such other examination or investigation as is necessary to enable each of us to express an informed opinion as to whether such covenants or conditions have been complied with; and that in our opinion all such covenants and conditions have been complied with.


                      [Signatures on the following page.]

         IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate on behalf of the Company as of this 27th day of July, 1999.




                          By:  /s/ VINCENT J. CORBO
                               ------------------------------------------------
                               Name:    Vincent J. Corbo
                               Title:   President, Chief Executive Officer
                                        and Chief Operating Officer



                          By:  /s/ STUART C. SHEARS
                               ------------------------------------------------
                               Name:    Stuart C. Shears
                               Title:   Assistant Treasurer

                                                                      EXHIBIT A


                        SPECIMEN SUBORDINATED DEBENTURE


                                                           Registered No. SD-001

                  Accreted Principal Amount as of July 27, 1999: $267,537,304.50
                              ($741.46 per $1,000 of Scheduled Principal Amount)

                                                           CUSIP No. 427 056 AU0


                              HERCULES INCORPORATED

           SERIES A JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

         HERCULES INCORPORATED, a Delaware corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to, for value received, hereby promises to pay to The Chase Manhattan Bank, as Property Trustee for Hercules Trust II or registered assigns, the Scheduled Principal Amount of Three Hundred Sixty Million Eight Hundred Twenty Five Thousand Dollars ($360,825,000) on June 30, 2029 (the "Maturity Date"), subject to adjustment as described herein, and to pay interest thereon at the interest rate per annum of 6 1/2% (the "Interest Rate"), quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing on September 30, 1999, to the Holder of this Subordinated Debenture as of the close of business on the Regular Record Date (as hereinafter defined), with respect to such Interest Payment Date, until the Scheduled Principal Amount hereof is paid or duly made available for payment on the Maturity Date; provided, however, that if a Remarketing (as hereinafter defined) of the Preferred Securities of Hercules Trust II, a Delaware statutory business trust (the "Trust") occurs, the Company hereby promises to pay to the registered owner hereof or registered assigns, the Accreted Principal Amount on the Redemption Date (as hereinafter defined), together with interest on the Accreted Principal Amount from and after the Reset Date (as hereinafter defined) (established pursuant to the Indenture) at the rate determined by the Remarketing until the Accreted Principal Amount is duly paid or made available for payment on the Redemption Date.

         Interest payments for this Subordinated Debenture will be computed on the basis of a 360-day year of twelve 30-day months. Interest on this Subordinated Debenture will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, July 27, 1999, to but excluding the applicable Interest Payment Date, the Redemption Date or the Maturity Date, as the case may be. If any Interest Payment Date, the Redemption Date or the Maturity Date falls on a day that is not a Business Day (as defined below), the required payment of principal and interest with respect to such Interest Payment Date, Redemption Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest or other amount shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be. However, if the next Business Day in respect of an Interest Payment Date is in the next calendar year, the required payment of interest will be made on the immediately preceding Business Day. "Business Day" means each day except Saturday, Sunday and any day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Subordinated Debenture is registered in the Register as of the close of business on the "Regular Record Date" for such interest payment, which shall be the date one (1) Business Day preceding the Interest Payment Date, whether or not a Business Day, if this Subordinated Debenture is held by the Property Trustee or if this Subordinated Debenture is in book-entry only form. Notwithstanding the foregoing sentence, if the Preferred Securities of the Trust are no longer in book-entry only form or if this Subordinated Debenture is no longer held by the Property Trustee under the Trust or in book-entry only form, such Regular Record Date shall be the close of business on the 15th day of the calendar month in which such Interest Payment Date occurs, whether or not a Business Day.

         Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either (a) be paid to the Person in whose name this Subordinated Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of the Subordinated Debentures not less than 10 days prior to such Special Record Date, or (b) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The Scheduled Principal Amount of this Subordinated Debenture payable on the Maturity Date or the Accreted Principal Amount of this Subordinated Debenture payable on the Redemption Date will be paid against presentation of this Subordinated Debenture at the Capital Markets Fiduciary Services office of the Trustee maintained for that purpose in Philadelphia, Pennsylvania in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Payment of interest on an Interest Payment Date may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register; provided, however, that the Holder of this Subordinated Debenture shall be entitled to receive payments of interest on this Subordinated Debenture by wire transfer of immediately available funds if the Holder owns at least $10,000,000 aggregate Scheduled Principal Amount of the Subordinated Debentures and if appropriate wire transfer instructions have been received in writing by the Trustee not less than l5 days prior to the applicable Interest Payment Date; and provided, further, that so long as the Holder of this Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The indebtedness evidenced by this Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

         This Subordinated Debenture is one of the duly authorized securities (collectively, the "Debentures") of the Company to be issued under Junior Subordinated Debentures Indenture, dated as of March 17, 1999, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor trustee thereunder) (the "Indenture," which term, for the purpose of this Subordinated Debenture, shall include the First Supplemental Indenture, dated as of July 27, 1999, between the Company and the Trustee, and the Officers' Certificate dated July 27, 1999, delivered pursuant to Section 2.01 of the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and the terms upon which the Debentures are, and are to be, authenticated and delivered. This Subordinated Debenture is one of the duly authorized series of Debentures designated as "Series A Junior Subordinated Deferrable Interest Debentures" (collectively, the "Subordinated Debentures"), and the aggregate Scheduled Principal Amount of Subordinated Debentures to be issued under such series is limited to $412,372,000 (except for Subordinated Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Subordinated Debentures). All terms used but not defined or specified in this Subordinated Debenture shall have the meanings assigned to such terms in the Indenture.

         The Subordinated Debentures are issuable as Registered Debentures, without coupons, in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000.

         The Subordinated Debentures will be redeemed in whole by the Company on the Redemption Date, if any.

         As used in this Subordinated Debenture, the following terms have the following meanings.

         (1) "Remarketing" means a remarketing of the Preferred Securities that occurs upon a Reset Date, following the occurrence of a "Reset Event" (as such term is defined in the Officers' Certificate dated July 27, 1999 and made a part of the Indenture). A Remarketing shall occur in accordance with the procedures described in the Indenture, pursuant to a Remarketing Agreement to be entered into upon the occurrence of the Reset Event among the Company, the Trust and a nationally recognized investment banking firm selected by the Company. The Preferred Securities will be "Remarketed" if and when a Remarketing is consummated, and the modifications to the terms of the Subordinated Debentures described in the Indenture shall occur. In the event of a Security Exchange in accordance with the terms of the Indenture and the Trust Agreement of the Trust, the provisions in the Indenture and the Trust Agreement with respect to a Remarketing shall apply to the Subordinated Debentures.

         (2) "Reset Date" means the date established pursuant to the Indenture in connection with a Remarketing.

         (3) "Redemption Date" means, with respect to a Remarketing, the date one year after the Reset Date. The Redemption Date may be after the Maturity Date.

         (4) "Redemption Price" means the amount established pursuant to the Trust Agreement.

         (5) "Accreted Principal Amount" shall be, at any date, the sum of $741.46 per $1,000 of the Scheduled Principal Amount plus the accrued discount (i.e., the difference between the Scheduled Principal Amount and $741.46 per $1,000), calculated from July 27, 1999 to the date of calculation on a quarterly bond equivalent yield basis using a 360-day year of twelve 30- day months until such sum equals $1,000 on June 30, 2029. However, if a Remarketing occurs, then at all times on and after the Reset Date, the term "Accreted Principal Amount" shall mean the Accreted Principal Amount, calculated pursuant to the preceding sentence, as of the Reset Date.

         The Redemption Price of each Subordinated Debenture redeemed will be equal to the Accreted Principal Amount of such Subordinated Debenture plus accrued and unpaid interest to the Redemption Date. Payment of accrued and unpaid interest on the Redemption Date, however, will be subject to the rights of Holders of the Subordinated Debentures on the close of business on the Regular Record Date in respect of an Interest Payment Date occurring on or prior to such Redemption Date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Subordinated Debentures to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Subordinated Debentures.

         All notices of redemption shall state (a) the Redemption Date, (b) the Redemption Price, (c) that payment of the Redemption Price of the Subordinated Debentures called for redemption will be made only upon surrender of the Subordinated Debenture to the Paying Agent, (d) that on the Redemption Date the Redemption Price will become due and payable upon each Subordinated Debenture to be redeemed and (e) that, unless the Company defaults in paying the

Redemption Price, interest on each Subordinated Debenture, or portion thereof, called for redemption will cease to accrue on and after the Redemption Date.

         If an Event of Default with respect to the Subordinated Debentures shall occur and be continuing, the Accreted Principal Amount of the Subordinated Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         With the consent of the Holders of a majority in aggregate principal amount of the Debentures of each series adversely affected thereby at the time outstanding, the Indenture permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures of each such series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series affected and at the time outstanding, on behalf of the Holders of all Debentures of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Debenture and of any Subordinated Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Debenture. For purposes of this Subordinated Debenture, the term "aggregate principal amount" shall mean, at any time prior to the Maturity Date, the then applicable Accreted Principal Amount.

         No reference herein to the Indenture and no provision of this Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Debenture at the time, place and rate, and in the coin or currency, herein prescribed.

         The Company shall have the right at any time, and from time to time, during the term of the Subordinated Debentures to extend the interest payment period of such Subordinated Debentures for up to 20 consecutive quarterly periods (an "Extended Interest Payment Period"), provided no Event of Default has occurred and is continuing with respect to the Subordinated Debentures, and provided, further, that such Extended Interest Payment Period must end on an Interest Payment Date and may not extend beyond the Maturity Date or any Redemption Date. At the end of an Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may shorten or further extend such Extended Interest Payment Period, provided, however, that such Extended Interest Payment Period, together with all such previous and further extensions thereof, shall not exceed 20 consecutive quarterly periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may elect a new Extended Interest Payment Period.

         As provided in the Indenture, and subject to certain limitations herein and therein set forth, the transfer of this Subordinated Debenture may be registered in the Register of the Company upon surrender of this Subordinated Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by this Subordinated Debenture and a written instrument of transfer in form satisfactory to the Company duly executed by the Holder hereof or by its attorney duly authorized in writing and thereupon one or more new Subordinated Debentures, in authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, the Subordinated Debentures are exchangeable for a like aggregate principal amount of the Subordinated Debentures of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Subordinated Debenture to be exchanged at any office or agency described below where the Subordinated Debentures may be presented for registration of transfer.

         No service charge will be made for any registration of transfer or exchange of Subordinated Debentures, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith (other than exchanges not involving any transfer).

         Prior to due presentment of this Subordinated Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Debenture is registered as the owner and Holder hereof for all purposes, whether or not this Subordinated Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of laws, except that the rights, limitations of rights, obligations, duties and immunities of the Trustee shall be governed by and construed in accordance with the laws of the State of New York.

         Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture, or its duly appointed authenticating agent, by the manual signature of one of its authorized signatories, this Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or reproduction of its corporate seal to be made hereon.

Dated: _____________

                                         HERCULES INCORPORATED

[SEAL]

                                         By:
                                            ------------------------------------
                                         Name:  George MacKenzie
                                         Title: Senior Vice President and
                                                Chief Financial Officer


Attest:

By:
   ------------------------------------
Name:  Israel J. Floyd
Title: Corporate Secretary and
       Assistant General Counsel


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Subordinated Debentures issued under the Indenture described herein.

                                         THE CHASE MANHATTAN BANK, as Trustee


                                         By:
                                            ------------------------------------
                                         Name: Joseph C. Progar
                                         Title: Authorized Officer

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


                     UNIF GIFT MIN ACT --
                                            ------------------------------------
                                                            (Cust)


                                Custodian
                                            ------------------------------------
                                                            (Minor)

                                            Under Uniform Gifts to Minors Act



                                            ------------------------------------
                                                            (State)


TEN COM    --   as tenants in common
TEN ENT    --   as tenants by the entireties
JT TEN     --   as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.



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                            -------------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

         ---------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

         ---------------------------------------------------------------
         ---------------------------------------------------------------
                    (Insert address and zip code of assignee)

the within Subordinated Debenture and all rights thereunder, and hereby and irrevocably constitutes and appoints____________________________________________
attorney to transfer this Subordinated Debenture on the books of the Company, with full power of substitution.

Date:
     -------------------



Signature:
          -------------------------------------------
          (Sign exactly as your name appears upon the face of the within Subordinated Debenture)